Exhibit 99.1

NEWS RELEASE

CONTACT:

Anthony Grisanti

Executive Vice President and CFO

Netsmart Technologies

631.968.2000

DELAWARE COURT PERMITS NETSMART MERGER VOTE TO PROCEED

Permits Shareholder Vote To Be Held After Supplemental Disclosure

GREAT RIVER, New York, March 15, 2007  — Netsmart Technologies, Inc. (NASDAQ SC: NTST), a leading provider of enterprise-wide software and services for health and human services organizations, today announced that the Delaware Court of Chancery has permitted Netsmart to proceed with its planned merger with affiliates of Insight Venture Partners and Bessemer Venture Partners.

The Court has permitted a shareholder vote on the merger to be held after Netsmart makes supplemental disclosures, consisting of financial projections underlying the discounted cash flow analysis by the Special Committee’s financial advisor, William Blair and the text of the legal opinion issued by the Court.  Netsmart will make the supplemental disclosures shortly.

Netsmart said:  “We look forward to obtaining shareholder approval at the special meeting of shareholders scheduled to be held on April 5, 2007 and promptly closing the merger.”

About Netsmart Technologies, Inc.

Netsmart Technologies, Inc., based in Great River, N.Y., is an established, leading supplier of enterprise-wide software solutions for health and human services providers, with more than 1,300 clients, including more than 30 systems with state agencies. Netsmart’s clients include health and human services organizations, public health agencies, mental health and substance abuse clinics, psychiatric hospitals, and managed care organizations. Netsmart’s products are full-featured information systems that operate on a variety of operating systems, hardware platforms, and mobile devices, and offer unlimited scalability.

Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company’s business based, in part, on assumptions made by management. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the completion of the merger; (3) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; and other risks that are set forth in Netsmart’s filings with the Securities and Exchange Commission at www.sec.gov. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Netsmart’s ability to control or predict.

NEWS RELEASE

Additional Information about the Proposed Transaction and Where You Can Find It

In connection with the proposed transaction, Netsmart Technologies, Inc. has filed a definitive proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF NETSMART TECHNOLOGIES, INC. ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC BECAUSE THEY

CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by Netsmart with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Netsmart may obtain free copies of the documents filed with the SEC by contacting Netsmart at (631) 968-2000 or by writing Netsmart at 3500 Sunrise Highway, Great River, NY 11739. You may also read and copy any reports, statements and other information filed by Netsmart with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

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